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EX-99.2

CERTIFICATE

January 6, 2000

The Secretary of State
State of Nevada


Dear Sir or Madam:

I, Dale F. Miller, President of Plume Creek, Inc. (the "Corporation"), acknowledge that the undersigned, being all of the directors of the Corporation, hereby consent and adopt the following resolutions by written consent pursuant to Section 78.315 of the Nevada General Corporation Law. These changes are adopted by the Board of Directors without obtaining the approval of the stockholders pursuant to Section 78.207 of the Nevada General Corporation Law. These changes are effective upon filing of this certificate.

	RESOLVED, that the Corporation shall effectuate a two for one (2-for-1) stock split of its shares of common stock outstanding.

	FURTHER RESOLVED, that the Corporation shall increase the number of authorized shares of capital stock from 100,000,000 shares to 200,000,000 shares in accordance with Section 78.209(1) of the Nevada General Corporation Law.

The current number of authorized shares
with par value is:	 				100,000,000 common

The current par value is:					_____$0.005

The current number of shares issued and
outstanding with par value is:				__2,166,282 common


After the change:

The number of authorized shares
with par value is:	 				200,000,000 common

The par value is:						_____$0.005

The number of shares issued and
outstanding with par value is:				__4,332,564 common


IN WITNESS WHEREOF, the undersigned have duly executed this Certificate as of the 6th day of January, 2000.



						____________________________
						Dale F. Miller
						President/Director



						____________________________
						David A. Miller
						Secretary/Director



						____________________________
						Jeanne B. Miller
						Director